Exhibit 99.1
1. Investor Presentation First Quarter 2011

Forward-Looking Statements The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This presentation and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward- looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2010, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Notes on Non-GAAP Financial Measures (1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. This is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity. (2) Total premiums include gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

Overview of Tower ("TWGP") Leading provider of diversified niche-oriented property and casualty products and services Rated A- by A.M. Best with stable outlook $1.0 billion in stockholders' equity Twelve insurance company subsidiaries 20 offices in the US with over 1300 employees Tower differentiation Diversified business model with a niche market focus Profitable growth Effective use of capital Long record of successful acquisitions

Our 20 Year History

Downstate NY regional insurance company | NY State expansion | Northeast expansion | CA, TX, FL expansion | National expansion

1990	1996	2001	2004	2006	2007	2009	2010	2011

[Pre-IPO]

- Michael Lee founds Tower Insurance Co. of NY (TICNY)
- Tower Group, Inc, Tower Risk Management Corp. (TRM) are formed
- Acquired renewal rights from Empire Insurance Group
- Acquired renewal rights from OneBeacon Insurance Group

[Post-IPO]

- IPO & A.M. Best A- rating
- Sponsored CastlePoint Holdings, Ltd.
- Acquired Preserver Group, Inc.
- Acquired Hermitage Insurance Group and CastlePoint Holdings, Ltd.
- Acquired Specialty Underwriters' Alliance, Inc.
- Acquired Workers' Compensation renewal rights from AequiCap
- Acquired OneBeacon's Personal Lines Division
- Acquired Commercial Auto renewal rights from AequiCap
- Acquired renewal rights from Navigators Group, Inc.

TOWER GROUP

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Diversified with Niche Focus Access to markets with significant premium volume opportunities Allocation of capital to profitable market segments Lines of Business Commercial Package Policies Businessowners Policy Commercial Property Commercial Liability Workers' Compensation Commercial Auto Homeowners Personal Auto Personal Package Policies Assumed Reinsurance Customer Groups Commercial General Commercial Specialty Personal Insurance Carriers Region East Zone New England Mid-Atlantic Southeast West Zone West Southwest Midwest Premium Size Small Medium Large Pricing & Coverage Tier Admitted Preferred Admitted Standard Admitted Non-standard Non-admitted E&S Distribution System Retail Agents Wholesale Agents Program Underwriting Agents Insurance Carriers

Broad product Lines National footprint Diversified distribution A Diversified Platform YTD 03/31/2011

Business Segment Results

	Commercial		Personal	Insurance Services
	General	Specialty		
1Q11 GPW ($ millions)	$165	$98	$127	$7*
1Q10 GPW ($ millions)	159	88	36	0*
1Q11 % of total GPW	42%	25%	33%	n/a
	Commercial Consolidated			
Loss Ratio	65.3%		59.1%	n/a
Expense Ratio	32.7%		38.0%	n/a
Combined Ratio	98.0%		97.1%	n/a
Retention	74.8%		83.8%	n/a
Renewal Pricing	1.0%		3.5%	n/a

Segment Summary

- GPW increased in niche middle market workers compensation business; small business premiums decreased slightly in competitive classes and territories

- GPW rose from organic growth generated through customized solutions, assumed reinsurance and risk sharing business
- Program business from managing general agents declined due to non-renewal or re-underwriting of unprofitable business

- GPW rose due to acquisition of One Beacon Personal Lines (OBPL) in 2010
- Loss ratio will trend favorably with reduced monoline personal auto writings

- Fee income expected to rise due to the continued management of the personal lines reciprocals in NY and NJ

* Total revenue for the segment

TOWER GROUP

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Track Record of Profitable Growth Loss ratio AM Best and Company Data. AM Best and Company Data. Total premium growth Renewal retention rates Premium increases on renewals Note: Premium increases include price and exposure change.

New Organic Growth Initiatives Customized Solutions: Strategy and implementation: Focus on the top 100 retail and wholesale agents in the U.S. with significant premium volume Differentiate and add value by developing products customized to meet their needs rather than offering off-the-shelf products Focus on specialty business Created a new business unit dedicated to this concept Reinsurance and Risk Sharing Strategy : Rebuild reinsurance and risk-sharing operation Focus on reinsurers, insurance companies and managing general agents with strong underwriting track records Quickly respond and take advantage of growth opportunities Minimize start-up costs and lead time of building own platform Experienced management and risk management controls: Experienced management team led by individual with almost twenty years in CEO, COO and CUO positions with professional reinsurers

Acquisitions and Strategic Investments Acquisitions Strategy: create an internal hard market by consolidating books of business and improving the underwriting profitability by diversifying, re-underwriting, reducing expenses and increasing scale Challenging market conditions are causing many companies to consider selling as a strategic option - may be a catalyst for a market turn Growing pipeline of acquisitions this quarter Navigators renewal rights transaction: $7 million premium this quarter and $20 million projected in 2011; integration progressing as planned Strategic investments Strategy: Invest in distribution sources and underwriting managers to increase investment income and expand into specialty classes of business

First Quarter 2011 Financial Highlights 2011 Guidance We anticipate 2011 operating earnings per share in a range of $2.70 to $2.90 We expect earnings to grow in each of the four quarters of 2011 Operating highlights YoY Change Gross premiums written Net investment income Operating Income Per share data $ 390 million $ 32 million $ 20 million Per share 38% 40% 52% YoY Change Book value Dividend $25.24 $ 0.1875 6% 168%

1Q11 Highlights: Strong Operating Results Despite Winter Storm Losses Operating EPS ($) Operating Earnings ($ millions) Stockholders' Equity ($ in millions)* Book Value Per Share ($)* Excluding the effect of winter storms, operating earnings would have been $30.1 million in 1Q11 compared to $25.4 million in 1Q10 Excluding the effect of winter storms, operating EPS would have been $0.72 in 1Q11 compared to $0.56 in 1Q10 *Tower has repurchased $98.2 million of its common stock since 1Q 2010

Tower - Continued Growth and Profitability Excluding the effect of winter storms, operating ROE would have been 11.6% in 1Q11 compared to 11.1% in 1Q10

Improving Investment Performance and Alternative Investments Strategy Strategy Alternative investments should provide higher yield and diversification from interest rate risk inherent in fixed income investments, and reduce capital markets volatility Examples Minority ownership in private companies that engage in businesses that have a strategic fit with Tower Example: Minority investments in asset managers that originate invested assets, such as equipment leasing and fee-based AUM service providers Private equity type investments in small real estate projects

Highly Rated Investments Our high-quality investment portfolio had net unrealized pre-tax gains of $62 million on March 31, 2011 attributable to Tower shareholders Fixed income average quality of AA- Duration of 5.1 years Tax equivalent book yield of 4.8% Asset allocation Asset quality

Five-Year Record of Strong Results Strong Operating Performance Post IPO Target 5-year average* CAGR in Total premiums ROE Combined ratio Expense ratio Loss ratio 20% 14 - 15% 88 - 92% 27 - 29% 61 - 63% 35.0% 18.2% 87.2% 30.4% 56.7% Responsive Approach to Growth Actual 12/31/06 Actual 03/31/11 Stockholders' Equity Book value per share $224 million $9.23 $1.0 billion $25.24 Tower's success over the past five years is the result of entrepreneurial drive, careful planning and disciplined execution * Average for years 2006-2010 except CAGR

Summary - Positive Trends and Outlook Increasing GWP Reported $390M in the first quarter; expected to generate $1.75B-1.8B for 2011 full year Full year effect of One Beacon personal lines acquisition 5% organic growth due to new growth initiatives Declining combined ratio Lower loss ratio after 1st quarter winter storms Declining expense ratio due to increased scale Investment income After declining for the past two years, investment yield is projected to increase due to alternative investments and revised asset allocation Moving closer to 13% to 15% target ROE Gradually increasing throughout 2011 to reach close to the target ROE by the 4th quarter 2011 Guidance 2011 full-year earnings guidance remains unchanged despite 1st quarter storm losses Positive outlook beyond 2011 Early adoption of DAC accounting change removes book value and earnings charges beyond 2011 Increase in dividend Dividend increased by 50% from $0.50 to $0.75